As filed with the U.S. Securities and Exchange Commission March 28, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Eliem Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-2273741
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

PMB #117

2801 Centerville Road 1st Floor

Wilmington, DE

1-877-ELIEMTX (354-3689)

(Address of principal executive offices) (Zip code)

Eliem Therapeutics, Inc. 2021 Equity Incentive Plan

Eliem Therapeutics, Inc. 2021 Employee Stock Purchase Plan

(Full title of the plan)

Andrew Levin, M.D., Ph.D.

Executive Chairman

of the Board of Directors

Eliem Therapeutics, Inc.

PMB #117

2801 Centerville Road 1st Floor

Wilmington, DE

1-877-ELIEMTX (354-3689)

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copy to:

Alan Hambelton

Cooley LLP

1700 Seventh Avenue, Suite 1900

Seattle, Washington 98101

(206) 452-8756

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Eliem Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional (a) 1,384,972 shares of its common stock, par value $0.0001 per share (the “Common Stock”), issuable to eligible persons under the 2021 Equity Incentive Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s registration statements on Form S-8 filed on August 12, 2021 (File No. 333-258771), March 7, 2022 (File No. 333-263347) and March 6, 2023 (File No. 333-270304) (together, the “Prior Forms S-8”), and (b) 276,994 shares of Common Stock issuable to eligible persons under the 2021 Employee Stock Purchase Plan, which Common Stock is in addition to the shares of Common Stock registered on the Prior Forms S-8.

PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of the Prior Forms S-8 are incorporated by reference herein.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-40708	3.1	August 12, 2021

4.2	Amended and Restated Bylaws of the Registrant.	S-1	333-257980	3.4	August 2, 2021

4.3	Form of common stock certificate of the Registrant	S-1	333-257980	4.1	August 2, 2021

5.1*	Opinion of Cooley LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this registration statement).

99.1	2021 Equity Incentive Plan.	S-1	333-257980	10.4	August 2, 2021

99.2	Forms of Option Agreement, Stock Option Grant Notice and Notice of Exercise under the 2021 Equity Incentive Plan.	S-1	333-257980	10.5	August 2, 2021

99.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2021 Equity Incentive Plan.	S-1	333-257980	10.6	August 2, 2021

99.4	2021 Employee Stock Purchase Plan.	S-1	333-257980	10.7	August 2, 2021

107*	Filing Fee Table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on this 28th day of March, 2024.

ELIEM THERAPEUTICS, INC.

By:	/s/ Andrew Levin
Andrew Levin, M.D., Ph.D.
Executive Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew Levin as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Levin Andrew Levin, M.D., Ph.D.	Executive Chairman of the Board of Directors (Principal Executive and Financial Officer)	March 28, 2024

/s/ Emily Pimblett Emily Pimblett	Chief Accounting Officer (Principal Accounting Officer)	March 28, 2024

/s/ Judith Dunn Judith Dunn, Ph.D.	Director	March 28, 2024

/s/ Liam Ratcliffe Liam Ratcliffe, M.D., Ph.D.	Director	March 28, 2024

/s/ Adam Rosenberg Adam Rosenberg	Director	March 28, 2024

/s/ Simon Tate Simon Tate	Director	March 28, 2024